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                                                            EXHIBIT 3.1

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE         Page 1
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE TITAN CORPORATION", FILED IN THIS OFFICE ON THE
TWENTY-SECOND DAY OF OCTOBER, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                               [SEAL]     /s/ EDWARD J. FREEL,
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

0720430 8100
                                                  AUTHENTICATION:    9368642
981408772                                                   DATE:   10-23-98


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                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 10/22/1998
                                                    981408772 - 0720430


                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            THE TITAN CORPORATION

    The Titan Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    FIRST: The Board of Directors of the Corporation declared an amendment to the Corporation's Certificate of Incorporation, as amended (the
"Certificate") advisable and approved a resolution to delete Article Fourth of the Certificate in its entirety and replace it with the following:

           Fourth: The Corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 102,500,000, consisting of 2,500,000 shares of Preferred Stock of the par value of $1.00 per share, and 100,000,000 shares of Common Stock of the par value of $.01 per share.

    SECOND: Thereafter, the Board of Directors called a Special Meeting of the Stockholders for October 21, 1998, at which the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attached by its duly authorized officer this 21st day of October, 1998.


                                         By:  /s/ CHERRYL BARR
                                            --------------------------------
                                            Cherryl Barr, Assistant Secretary